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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-2162 of PCS Development Corporation on Form S-1 of our report dated February 16, 1996 (except with respect to Note 12, as to which the date is April 25, 1996), appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Greenville, South Carolina

July 16, 1996